                                                                    NEWS RELEASE

                         [JOHNSON CONTROLS LETTERHEAD]

                                                                      EXHIBIT 99






CONTACT:    Glen L. Ponczak                  RELEASE:  April 18, 2001
            (414) 524-2375
            Denise M. Zutz
            (414) 524-3155

          JOHNSON CONTROLS SECOND-QUARTER EARNINGS EXCEED EXPECTATIONS

       MILWAUKEE, WISCONSIN, April 18, 2001 ... Johnson Controls, Inc. (JCI) today reported second quarter earnings per diluted share of $.89, which were above analyst expectations, but 6% below the prior year due to sharply lower levels of domestic automotive vehicle production.

       Sales for the three months ended March 31, 2001, rose 6% over the prior year, reflecting the company's acquisition of Ikeda Bussan in Japan, new automotive programs and increased activity by its nonresidential building controls business. Sales for the March 2001 quarter were $4.6 billion compared with $4.4 billion for the prior year. Operating income for the current quarter decreased 1% to $190.6 million compared with the prior year's $192.4 million. Net income, reflecting higher minority interests, decreased 7% to $83.0 million from $88.8 million for the second quarter of fiscal 2000. Diluted earnings per share were $.89 compared with $.95 last year.

Automotive Results

       The Automotive Systems Group had sales of $3.4 billion for the second quarter of fiscal 2001, an increase of 5% over the prior year's $3.2 billion. North American sales of seating, interior systems and batteries were 10% lower than the prior year. Johnson Controls said that its revenues from the domestic market were down less than the 16% decline in domestic industry light vehicle production due to new business as well as its mix of customers, including transplants, vehicle platforms and its aftermarket battery business. European seating and interiors sales were higher than the prior year despite adverse currency translation. The largest contributor to the year-over-year increase were revenues associated with Ikeda Bussan, a Japanese seating manufacturer, which was acquired in September 2000.


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

                                                          Johnson Controls, Inc.
                                                          April 18, 2001
                                                          Page 2

       Automotive group operating income was $137 million for the current period versus $147 million last year. Operating income from domestic seating and interiors operations declined 40% on the lower North American sales. Largely offsetting the domestic decrease were improved results from European and South American operations, as well as increases in Asia.

Controls Results

       Controls Group sales to the nonresidential buildings market increased 8% to $1.2 billion from $1.1 billion last year. Worldwide sales of installed control systems were higher reflecting growth in the new construction and existing buildings markets. Revenues associated with integrated facility management contracts were also higher.

       Controls Group operating income was $53 million, 17% higher than the $45 million reported for the 2000 period. Johnson Controls attributed the increase to the higher activity levels and improved execution on system installation contracts.

First-Half Results and Full-Year Outlook

       Year-to-date, Johnson Controls sales were $9.1 billion or 4% above the same period of 2000. Net income totaled $186 million ($1.99 per diluted share,) 1% lower than the 2000 first half of $188 million ($2.01 per diluted share.)

       Johnson Controls said that for the full year of fiscal 2001, it continues to anticipate that its Controls Group will achieve sales growth of 10-15% and modest margin improvement. According to Chairman and Chief Executive Officer James H. Keyes, the company expects the year-over-year controls sales comparison to strengthen in the second half due to its strong backlog of orders for installed control systems. In addition, new and regional add-ons to existing facility management contracts are expected to ramp up during the last six months of the year.

       Mr. Keyes said that the full-year Automotive Systems Group outlook is unchanged, with sales anticipated to exceed the prior year by 5-10%, while operating margins are expected to decline modestly. He explained that sales growth in the coming six months should improve unless vehicle production levels deteriorate from current industry projections.

       Mr. Keyes commented that "While overall economic conditions, in particular their effect on automotive sales, are limiting our growth for fiscal 2001, we continue to believe that we will achieve record sales and net income. This accomplishment will be a credit to our successful growth strategies, the diversification of our businesses, customers and geographic presence, and the dedication of our employees worldwide."

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

                                                          Johnson Controls, Inc.
                                                          April 18, 2001
                                                          Page 3



Following is a summary of supplementary full-year financial estimates for 2001:





                                                                                         ($s in millions)

                                                                             FY2000                 FY2001
                                                                             Actual                 Estimates
                                                                             ------                 ---------
Capital Expenditures                                                         $547                   $575-600

Depreciation                                                                 $385                   $425-440

Amortization of intangibles                                                  $76                    $80-85

Total debt to total capitalization                                           41%                    +/- 38%

Interest expense,                                                            $112                   $110-115
  net of interest income

Minority interest in net earnings                                            $44                    $55-65
  of subsidiaries




                                     * * * *



         Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides building control systems and services, energy management and integrated facility management. Johnson Controls (NYSE:
JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin. Its sales for fiscal 2000 totaled $17.2 billion.

                                    * * * * *

The company has made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "expects," "anticipates" or similar expressions. For those statements, the company cautions that numerous important factors, including industry vehicle production levels and the assumption of an average euro/U.S. dollar exchange rate of $.90 for fiscal 2001, and those discussed in the company's Form 8-K (dated October 26, 2000) could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.









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

                                                                  News Release
                                                                  April 18, 2001
                                                                  Page 4

                        CONSOLIDATED STATEMENT OF INCOME
                 (in millions, except per share data; unaudited)

                                                             Three Months                                Six Months
                                                           Ended March 31,                            Ended March 31,
                                                 -------------------------------------      -------------------------------------
                                                       2001                2000                   2001                2000
                                                 -----------------   -----------------      -----------------   -----------------

Net sales                                           $ 4,601.6         $   4,358.3             $   9,056.0         $   8,676.6
Cost of sales                                         3,980.4             3,746.3                 7,794.8             7,439.5
                                                    ---------           ---------               ---------           ---------
   Gross profit                                         621.2               612.0                 1,261.2             1,237.1

Selling, general and administrative expenses            430.6               419.6                   861.4               829.7
                                                    ---------           ---------               ---------           ---------
   Operating income                                     190.6               192.4                   399.8               407.4

Interest income                                           4.5                 4.3                    10.4                 7.8
Interest expense                                        (34.6)              (33.4)                  (67.9)              (66.6)
Miscellaneous - net                                      (1.6)                2.6                     3.0                 0.6
                                                    ---------           ---------               ---------           ---------
   Other income (expense)                               (31.7)              (26.5)                  (54.5)              (58.2)
                                                    ---------           ---------               ---------           ---------

Income before income taxes and minority interests       158.9               165.9                   345.3               349.2

Provision for income taxes                               61.6                65.7                   133.7               138.3
Minority interest in net earnings of subsidiaries        14.3                11.4                    26.1                23.1
                                                    ---------           ---------               ---------           ---------

Net income                                          $    83.0         $      88.8             $     185.5         $     187.8
                                                    =========           =========               =========           =========

Earnings available for common shareholders          $    80.9         $      86.4             $     180.9         $     183.0
                                                    =========           =========               =========           =========

Earnings per share
   Basic                                            $    0.94         $      1.01             $      2.10         $      2.14
                                                    =========           =========               =========           =========
   Diluted                                          $    0.89         $      0.95             $      1.99         $      2.01
                                                    =========           =========               =========           =========






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
                                                                  News Release
                                                                  April 18, 2001
                                                                  Page 5


                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                  (in millions)


                                                            March 31,            September 30,             March 31,
                                                               2001                   2000                   2000
                                                         -----------------    -----------------       -----------------
                                                           (unaudited)                                   (unaudited)

ASSETS
Cash and cash equivalents                                    $    272.7           $    275.6           $    244.2
Accounts receivable - net                                       2,456.7              2,355.3              2,383.0
Costs and earnings in excess of billings
  on uncompleted contracts                                        265.1                222.4                235.4
Inventories                                                       569.8                569.5                502.9
Other current assets                                              748.6                854.4                682.5
                                                             ----------           ----------           ----------
     Current assets                                             4,312.9              4,277.2              4,048.0

Property, plant and equipment - net                             2,366.2              2,305.0              2,042.9
Goodwill - net                                                  2,134.0              2,133.3              2,058.4
Investments in partially-owned affiliates                         256.8                254.7                226.3
Other noncurrent assets                                           520.1                457.8                406.2
                                                             ----------           ----------           ----------
     Total assets                                            $  9,590.0           $  9,428.0           $  8,781.8
                                                             ==========           ==========           ==========


LIABILITIES AND EQUITY
Short-term debt                                              $    321.6           $    471.4           $    475.0
Current portion of long-term debt                                  40.5                 36.1                 44.1
Accounts payable                                                2,265.2              2,308.8              2,131.5
Accrued compensation and benefits                                 405.5                452.4                431.3
Accrued income taxes                                              132.4                140.0                125.4
Billings in excess of costs and earnings
  on uncompleted contracts                                        182.7                167.8                183.0
Other current liabilities                                       1,005.8                933.5                944.4
                                                             ----------           ----------           ----------
     Current liabilities                                        4,353.7              4,510.0              4,334.7

Long-term debt                                                  1,464.9              1,315.3              1,229.0
Postretirement health and other benefits                          162.3                168.1                167.7
Other noncurrent liabilities                                      624.8                621.8                423.8
Minority interest in equity of subsidiaries                       263.3                236.7                224.5
Shareholders' equity                                            2,721.0              2,576.1              2,402.1
                                                             ----------           ----------           ----------
     Total liabilities and equity                            $  9,590.0           $  9,428.0           $  8,781.8
                                                             ==========           ==========           ==========

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
                                                                News Release
                                                                April 18, 2001
                                                                Page 6
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (in millions; unaudited)

                                                                                       Three Months                 Six Months
                                                                                      Ended March 31,           Ended March 31,
                                                                                 ------------------------   ------------------------
                                                                                   2001            2000         2001         2000
                                                                                 -----------   ----------   -----------   ----------
OPERATING ACTIVITIES
Net income                                                                         $   83.0   $   88.8     $  185.5       $  187.8

Adjustments to reconcile net income to cash provided by
    operating activities
      Depreciation                                                                    109.7       96.7        211.8          194.8
      Amortization of intangibles                                                      20.8       19.8         41.1           39.2
      Equity in earnings of partially-owned affiliates, net of dividends received       2.4       (3.5)        (4.7)          (7.0)
      Deferred income taxes                                                            16.9        0.4         20.2           (1.5)
      Other                                                                           (14.0)     (10.6)       (13.4)         (14.7)
      Changes in working capital, excluding acquisition of businesses
         Receivables                                                                 (194.4)    (126.5)      (136.8)        (288.2)
         Inventories                                                                   11.2       25.6          1.4           13.3
         Other current assets                                                          30.9       11.4        107.0           13.4
         Accounts payable and accrued liabilities                                     197.9      188.4        (34.7)         219.3
         Accrued income taxes                                                         (60.2)     (81.4)       (13.4)         (41.6)
         Billings in excess of costs and earnings on uncompleted contracts              4.7        2.1         15.4           23.9
                                                                                   --------   --------     --------       --------
           Cash provided by operating activities                                      208.9      211.2        379.4          338.7
                                                                                   --------   --------     --------       --------

INVESTING ACTIVITIES
Capital expenditures                                                                 (142.5)    (138.3)      (281.1)        (266.0)
Sale of property, plant and equipment - net                                             8.1        5.4         13.4            9.4
Acquisition of businesses, net of cash acquired                                        (3.0)     (11.0)       (63.3)         (11.0)
Additions of long-term investments                                                    (11.4)      (0.6)       (32.0)          (3.1)
                                                                                   --------   --------     --------       --------
           Cash used by investing activities                                         (148.8)    (144.5)      (363.0)        (270.7)
                                                                                   --------   --------     --------       --------

FINANCING ACTIVITIES
Decrease in short-term debt - net                                                    (335.4)    (112.6)      (155.5)          (1.4)
Addition of long-term debt                                                            231.9       10.9        236.5           10.9
Repayment of long-term debt                                                            (3.3)     (12.5)       (68.6)         (72.6)
Payment of cash dividends                                                             (29.0)     (26.6)       (58.2)         (53.1)
Other                                                                                  (6.8)       2.4         26.5           16.2
                                                                                   --------   --------     --------       --------
           Cash used by financing activities                                         (142.6)    (138.4)       (19.3)        (100.0)
                                                                                   --------   --------     --------       --------

Decrease in cash and cash equivalents                                              $  (82.5)  $  (71.7)    $   (2.9)      $  (32.0)
                                                                                   ========   ========     ========       ========


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
                                                                  News Release
                                                                  April 18, 2001
                                                                  Page 7

                             ADDITIONAL INFORMATION


    BUSINESS SEGMENTS                                        Three Months                          Six Months
    (in millions, unaudited)                               Ended March 31,                       Ended March 31,
                                                -----------------------------------    ------------------------------------
                                                      2001                2000               2001               2000
                                                ----------------- -----------------    -----------------  -----------------
    Net Sales
    ---------
       Automotive Systems Group                         $3,372.5          $3,216.3             $6,760.5           $6,554.8
       Controls Group                                    1,229.1           1,142.0              2,295.5            2,121.8
                                                ----------------- -----------------    -----------------  -----------------
    Total                                               $4,601.6          $4,358.3             $9,056.0           $8,676.6
                                                ================= =================    =================  =================

    Operating Income
    ----------------
       Automotive Systems Group                         $  137.4          $  146.9             $  305.5           $  324.9
       Controls Group                                       53.2              45.5                 94.3               82.5
                                                ----------------- -----------------    -----------------  -----------------
    Total                                               $  190.6          $  192.4             $  399.8           $  407.4
                                                ================= =================    =================  =================



    EARNINGS PER SHARE

    Basic earnings per share are computed by dividing net income, after deducting dividend requirements on the Series D Convertible Preferred Stock, by the weighted average number of common shares outstanding. Diluted earnings are computed by deducting from net income the after-tax compensation expense which would arise from the assumed conversion of the Series D Convertible Preferred Stock, which was $.9 million and $1.1 million for the three months ended March 31, 2001 and 2000, respectively, and $1.8 million and $2.2 million for the six months ended March 31, 2001 and 2000, respectively. Diluted weighted average shares assume the conversion of the Series D Convertible Preferred Stock, if dilutive, plus the dilutive effect of common stock equivalents which would arise from the exercise of stock options.





                                                             Three Months                          Six Months
    (in millions)                                          Ended March 31,                       Ended March 31,
                                                -----------------------------------    ------------------------------------
                                                      2001              2000                 2001               2000
                                                ----------------- -----------------    -----------------  -----------------
    Weighted Average Shares
    -----------------------
    Basic                                             86.5              85.6                 86.3               85.5
    Diluted                                           92.8              91.9                 92.4               92.0


    FOREIGN CURRENCY TRANSLATION

    The effect of foreign currency translation reduced sales for the three months ended March 31, 2001 by $130 million and diluted earnings per share by $.02. Sales were reduced by $398 million and diluted earnings per share by $.08 for the six months ended March 31, 2001.



                                     -###-